UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2004

Oshkosh B'Gosh, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-13365	39-0519915
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)
112 Otter Avenue Oshkosh, Wisconsin 54901 (Address of principal executive offices)

(920) 231-8800
 (Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

? Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 28, 2004, Oshkosh B'Gosh, Inc. amended its credit agreement for its unsecured revolving credit facility, which was scheduled to expire on that date. The amended agreement reduces the credit available for cash borrowings and issuances of letters of credit under the facility from $75 million to $60 million, which reduces the related commitment fee. The amended credit agreement also extends the termination date to April 28, 2006 and relaxes slightly the Company's financial covenant regarding its ratios of consolidated debt to EBITDA. There were no outstanding borrowings on the credit facility at October 28, 2004. The Company continues to rely on the credit facility to support its acquisition of inventory under letters of credit.

This agreement amends the existing credit agreement between OshKosh B'Gosh, Inc. and US Bank N.A. and participating banks, which was previously amended on October 30, 2003 and included as Exhibit 10.9 with the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2004. Amendment No. 2 to the credit agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits
  Exhibits
Exhibit No.	Description
10.1	Amendment No. 2 dated October 28, 2004 to credit agreement dated November 1, 2002, as previously amended on October 30, 2003.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2004	By: /S/ MICHAEL L. HEIDER

Michael L. Heider
Vice President Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment No. 2 dated October 28, 2004 to credit agreement dated November 1, 2002, as previously amended on October 30, 2003.